
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Multi Market Portfolio L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       9,990,190
<SECURITIES>                                         0
<RECEIVABLES>                                   42,976<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,752,159<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,752,159<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,518,032<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               844,635
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                673,397
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            673,397
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   673,397
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $34,353 and due from DWR of
$8,623.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $718,993.
<F3>Liabilities include redemptions payable of $148,719 and accrued management fees of $26,876, accrued brokerage commissions of $23,686 and accrued transaction fees and costs of $1,869.
<F4>Total revenue includes realized trading revenue of $672,180, net change in unrealized of $497,985 and interest income of $347,867.

